Exhibit 10.5
SHARE LENDING AGREEMENT
Dated as of June 26, 2008
Between
EVERGREEN SOLAR, INC. (“Lender”),
and
LEHMAN BROTHERS INTERNATIONAL (EUROPE) (“Borrower”),
through LEHMAN BROTHERS INC., as agent for Borrower (“Borrowing Agent”)
          This Agreement sets forth the terms and conditions under which Borrower may borrow from Lender shares of Common Stock.
          The parties hereto agree as follows:
     Section 1. Certain Definitions.
          The following capitalized terms shall have the following meanings:
          “Business Day” means a day on which regular trading occurs in the principal trading market for the Common Stock and the Clearing Organization is open.
          “Capped Call Confirmation” means that certain capped call confirmation between affiliates of the Borrower and the Lender dated June 26, 2008.
          “Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.
          “Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, (a) such other Securities Intermediary at which Borrower (or Borrowing Agent) and Lender maintain accounts or (b) Lender’s transfer agent for the Common Stock.
          “Closing Price” on any day means, with respect to the Common Stock (i) if the Common Stock is listed or admitted to trading on a U.S. securities exchange or are included in the OTC Bulletin Board Service (operated by the National Association of Securities Dealers, Inc.), the last reported sale price, regular way, in the principal trading session on such day on such market on which the Common Stock is then listed or are admitted to trading (or, if the day of determination is not a Business Day, the last preceding Business Day) and (ii) if the Common Stock is not so listed or admitted to trading or if the last reported sale price is not obtainable (even if the Common Stock is listed or admitted to trading on such market), the average of the bid prices for the Common Stock obtained from as many dealers in the Common Stock (which may include Borrower or its affiliates), but not exceeding three, as shall furnish bid prices available to Lender.
          “Collateral” means the Collateral Account, and any Cash or Non-Cash Collateral deposited in the Collateral Account.

          “Collateral Account” means the securities account of the Collateral Agent maintained on the books of Lehman Brothers Inc., as securities intermediary, and designated “Lehman Brothers Inc., as Collateral Agent of Evergreen Solar, Inc., as pledgee of Lehman Brothers International (Europe), as Borrower of Loaned Shares.”
          “Collateral Agent” means, initially, Lehman Brothers Inc. in its capacity as collateral agent for Lender hereunder, or any successor thereto under Section 4.
          “Common Stock” means shares of common stock, par value $0.01 per share, of Lender, or any other security into which the Common Stock shall be exchanged or converted as the result of any merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy).
          “Convertible Securities” means up to $325,000,000 aggregate principal amount of 4.00% Convertible Securities due 2013 issued by the Lender or up to $373,750,000 aggregate principal amount of such securities to the extent the option to purchase such additional convertible securities is exercised in full as set forth in the Underwriting Agreement (“Option”).
          “Credit Downgrade” occurs upon any of (i) Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”), rates the creditworthiness of Guarantor’s long term unsecured and unsubordinated debt or deposit obligations at BBB or below, (ii) Moody’s Investor Services (“Moody’s”) rates the creditworthiness of Guarantor’s long term unsecured and unsubordinated debt or deposit obligations Baa2 or below, or (iii) if either S&P or Moody’s ceases to rate such debt, an equivalent or lower rating by a substitute rating agency mutually agreed upon by the Lender and the Borrower.
          “Credit Upgrade” occurs when Guarantor receives a rating for its long term, unsecured and unsubordinated indebtedness that is better than BBB by S&P or better than Baa2 by Moody’s, or, if either S&P or Moody’s ceases to rate such debt, an equivalent or higher rating by a substitute rating agency mutually agreed upon by Lender and Borrower.
          “Delivery Time” shall mean 10:00 a.m. in the jurisdiction of the Clearing Organization, or such other time on a Business Day by which a transfer of Loaned Shares must be made by Borrower or Lender to the other, as shall be determined in accordance with market practice.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Facility Termination Date” has the meaning assigned to such term in Section 5(b).
          “Guarantor” means Lehman Brothers Holdings Inc.
          “Initial Closing Date” means the initial closing date for the issuance of the Convertible Securities.
          “Lender’s Designated Account” means the account of American Stock Transfer & Trust Company at the Depository Trust Company or such other account designated by Lender.
          “Loan Availability Period” means the period beginning with the date of issuance of the Convertible Securities and ending on the later of (A) the earliest of (i) July 15, 2013, (ii) the date as of which Lender has notified Borrower in writing of its intention to terminate this

Agreement at any time after the date on which all of the Convertible Securities cease to be outstanding, whether as a result of conversion, redemption, repurchase, cancellation or otherwise, and (iii) the date on which this Agreement shall terminate in accordance with its terms, and (B) the final settlement date with respect to the final expiration date or final termination date under Capped Call Confirmation.
          “Loaned Shares” means shares of Common Stock initially transferred to Borrower in a Loan hereunder until such Loan or portion thereof is terminated and a corresponding number of Loaned Shares is transferred to Lender pursuant to this Agreement; provided, that in respect of any such share of Common Stock initially transferred to Borrower by Lender and subsequently transferred by Borrower to another transferee, “Loaned Shares” means an equivalent number of shares of identical Common Stock. If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of outstanding Loaned Shares shall be proportionately increased or decreased, as the case may be. If any new or different security (or two or more securities) shall be exchanged for the outstanding shares of Common Stock as the result of any reorganization, merger, consolidation, other business combination, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), such new or different security (or such two or more securities collectively) shall, effective upon such exchange, be deemed to become a Loaned Share in substitution for the former Loaned Share for which such exchange is made and in the same proportion for which such exchange was made.
          “Market Value” on any day means (i) with respect to common shares, the most recent Closing Price of the common shares, and (ii) with respect to any Collateral that is (a) Cash, the face amount thereof, (b) a letter of credit, the undrawn amount thereof and (c) any other security or property, the market value thereof, as determined by the Collateral Agent, in accordance with market practice for such securities or property, based on the price for such security or property as of the most recent close of trading obtained from a generally recognized source or the closing bid quotation at the most recent close of trading obtained from such source, plus accrued interest to the extent not included therein (unless market practice with respect to the valuation of such securities or property is to the contrary).
          “Maximum Number of Shares” means 30,856,538 shares of Common Stock, subject to the following adjustments:
     (a) If, as the result of a stock dividend, stock split or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, the Maximum Number of Shares shall, effective as of the payment or delivery date of any such event, be proportionally increased or decreased, as the case may be.
     (b) If, pursuant to a merger, consolidation, other business combination, reorganization, reclassification, recapitalization or other corporate action (including, without limitation, a reorganization in bankruptcy), the Common Stock is exchanged for or converted into cash, securities or other property, the Maximum Number of Shares shall, effective upon such exchange, be adjusted by multiplying the Maximum Number of Shares at such time by the number of securities, the amount of cash or the fair market value of any other property exchanged for one share of Common Stock in such event.

     (c) Upon the termination of any Loan pursuant to Section 5(a), the Maximum Number of Shares shall be reduced by the number of Loaned Shares surrendered by Borrower to Lender; provided, that if the number of Loaned Shares offered and sold by Borrower in any registered public offering under the Securities Act is less than the number of shares of Common Stock constituting the Loan made in connection with such registered public offering (such difference, the “Unsold Amount”), any termination of a Loan in an amount equal to the Unsold Amount with respect to such Loan shall not so reduce the Maximum Number of Shares.
     (d) If shares of Common Stock have been returned to Lender pursuant to Section 5 at any time or Replacement Shares have been purchased pursuant to Section 11(c) at any time (in each case taking into account any adjustments of the nature described in clauses (a) and (b) above), the Maximum Number of Shares shall be reduced by the number of shares so returned or purchased.
     (e) If the Option is exercised in part, the Lender and the Borrower shall determine the appropriate adjustment to the Maximum Number of Shares and the date for such adjustment in good faith using commercially reasonable means consistent with the intent of this Agreement.
          “Non-Cash Collateral” means (i) any evidence of indebtedness issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof; (ii) any deposits, certificates of deposit or acceptances of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit (and which may include the Collateral Agent or any affiliate of the Collateral Agent so long as the Collateral Agent is other than Borrower or an affiliate of Borrower); (iii) any investments of any entity that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) any repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed as to timely payment by the full faith and credit of the United States of America; (v) commercial paper of any corporation incorporated under the laws of the United States or any State thereof that is rated “investment grade” A-1 by S&P, or any successor thereto, or P-1 by Moody’s, or any successor thereto; (vi) any money market funds (including, but not limited to, money market funds managed by the Collateral Agent or an affiliate of the Collateral Agent) registered under the Investment Company Act of 1940, as amended; (vii) any letter of credit issued by a bank referred to in clause (ii); and (viii) all proceeds of the foregoing; provided that in no event shall Non-Cash Collateral include “margin stock” as defined by Regulation U of the Board of Governors of the Federal Reserve System.
          “Price” on any day means, with respect to the Common Stock, a closing price determined by Borrower in good faith using commercially reasonable terms; provided that Borrower shall use commercially reasonable efforts to consult with Lender on such price; and provided further, that in determining the Price, Borrower shall not be required to take into account or be bound by any considerations raised by Lender.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as it may be amended from time to time.
          “Underwriting Agreement” means the underwriting agreement, dated as of the date hereof, between Lender and Borrower and the underwriters named therein relating to the registered public offering of the Shares.
     Section 2. Loans of Shares; Transfers of Loaned Shares; Guarantee.
          (a) Subject to the terms and conditions of this Agreement and subject to the closing of the issuance of the Convertible Securities, Lender hereby agrees to issue and loan to Borrower, and Borrower agrees to borrow, on the Closing Date (as defined in the Underwriting Agreement) the Maximum Number of Shares as of the Closing Date (such issuance and loan, the “Loan”).
          (b) Lender shall transfer Loaned Shares to Borrower at or before the Delivery Time on the Initial Closing Date.
          (c) Notwithstanding anything to the contrary in this Agreement, in no event shall Borrower be entitled to receive, or shall be deemed to receive, any shares of Common Stock if, immediately upon giving effect to such receipt of such shares, Borrower together with any affiliate of Borrower or any other person subject to aggregation with Borrower under Section 13 of the Exchange Act and the rules promulgated thereunder or any “group” (within the meaning of such Section 13 and rules) of which Borrower is a member (collectively, the “Borrower Group”) would be required to file the statements required by Section 16(a) of the Exchange Act. If any delivery owed to Borrower hereunder is not made, in whole or in part, as a result of this provision, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than three Business Days after, Borrower gives notice to Lender that such delivery would not result in any member of the Borrower Group being required to file the statements required by such Section 16(a); provided that Lender shall not be required to deliver any Loaned Shares after the Loan Availability Period. Notwithstanding anything to the contrary in this Agreement, Lender shall not be liable to Borrower for any delivery of Loaned Shares in contravention of this Section 2(c) if Lender has not been notified by Borrower in writing that such delivery would contravene provisions of this paragraph.
          (d) As a condition to the delivery of any Loaned Shares under this Agreement, Borrower will deliver to Lender, at the time of entry into this Agreement, the guarantee of Guarantor, substantially in the form of Exhibit A attached hereto.
     Section 3. Loan Fee.
          Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.0001 per Loaned Share included in such Loan. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(b) through the facilities of the Clearing Organization pursuant to Section 2(c) against payment therefore or in such other manner as agreed between Lender and Borrower.
     Section 4. Collateral Provisions.
          (a) Unless otherwise agreed by Borrower and Lender, Borrower shall, no later than the Delivery Time on the second Business Day immediately following any day on which a Credit Downgrade has occurred, transfer to the Collateral Agent, for deposit to the Collateral Account, Collateral with a Market Value at least equal to the Market Value of the outstanding Loaned Shares as of the close of business on the Business Day immediately preceding such transfer (any such date, a “Pledge Date”).
          (b) Any Collateral transferred by Borrower to the Collateral Agent shall be security for Borrower’s obligations in respect of the Loaned Shares and for any other obligations of Borrower to Lender hereunder. Borrower, on the Pledge Date, pledges with, assigns to, and grants the Collateral Agent for the benefit of Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Shares by Lender to Borrower and which shall cease upon the transfer of the Loaned Shares by Borrower to Lender, a Credit Upgrade or upon the transfer of any such Collateral to Borrower in accordance with the terms of this Agreement. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the UCC. To provide for the effectiveness, validity, perfection and priority of Lender’s rights as a secured party, Borrower acknowledges that Collateral Agent has obtained control of any financial assets included in the Collateral (or shall have obtained control upon posting of such Collateral pursuant to the terms contained herein) within the meaning of Sections 8-106 and 9-106 of the UCC. Collateral Agent acknowledges that it has control of the Collateral (or shall have control upon posting of such collateral pursuant to the terms contained herein) on behalf of Lender within the meaning of Section 8-106(d)(1) of the UCC. Notwithstanding anything to the contrary herein, Lender may not use or invest the Collateral and the Collateral Agent shall take no instruction from Lender regarding the use or investment of Collateral, except that during the continuance of an Event of Default Lender may give entitlement orders to the Collateral Agent with respect to the Collateral Account and the Collateral credited thereto in connection with Lender’s exercise of its remedies under Sections 11(c)(ii) and 11(c)(iii).
          (c) Borrower agrees, that if so requested by the Collateral Agent at any time, to promptly execute all documents (including any security agreements and transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Collateral to the Collateral Agent or its nominee(s)) that the Collateral Agent may reasonably specify for the purpose of (a) exercising the rights to the Collateral or (b) securing and perfecting its security over or title to all or any part of the Collateral (including transferring the Collateral into the name of the Collateral Agent or its nominee(s)).
          (d) Except as otherwise provided herein, upon the transfer to Lender of Loaned Shares pursuant to Section 5, the Collateral Agent shall release to Borrower Collateral with a Market Value equal to the Market Value of the Loaned Shares so transferred but only to the extent that immediately following such transfer of Collateral no Collateral Deficit would exist. Such transfer of Collateral shall be made no later than the Delivery Time on the day the Loaned Shares are transferred, or if such day is not a day on which a transfer of such Collateral may be effected under Section 12 or if the transfer of Loaned Shares by Borrower to Lender occurs after the Delivery Time on such day, then in each case the next day on which such a transfer may be effected. As promptly as practicable but no later than the Delivery Time on the second Business Day immediately following the date on which Borrower notified Lender of a Credit Upgrade, the Collateral Agent shall release to Borrower all Collateral.
          (e) If Borrower transfers Collateral to Collateral Agent, as provided in this Section 4, and Lender does not transfer the Loaned Shares to Borrower, Borrower shall have the absolute right to the return of the Collateral; if Lender transfers Loaned Shares to Borrower and Borrower does not transfer Collateral to Collateral Agent as provided in this Section 4, Lender shall have the absolute right to the return of the Loaned Shares.
          (f) Borrower may, upon notice to Lender and Collateral Agent, substitute Collateral for Collateral securing any Loan or Loans; provided, that such substituted Collateral shall have a Market Value such that the aggregate Market Value of such substituted Collateral, together with all other Collateral, shall equal or exceed the Market Value of the outstanding Loaned Shares as of the date of such substitution.
          (g) Each of the parties to this Agreement hereby agree that Cash and each item within the definition of Non-Cash Collateral contained in the Collateral Account shall be treated as a “financial asset” as defined by Section 8-102(a)(9) of the UCC.
          (h) Any Collateral deposited in the Collateral Account shall be segregated from all other assets and property of the Collateral Agent, which such segregation may be accomplished by appropriate identification on the books and records of Collateral Agent, as a “securities intermediary” within the meaning of the UCC. The Securities Intermediary acknowledges that the Collateral Account is maintained for the Collateral Agent and undertakes to treat the Collateral Agent as entitled to exercise the rights that comprise the Collateral credited to the Collateral Account. For purposes of UCC Section 9301(2), the Collateral Account and the Collateral will reside in New York, New York.
          (i) Distributions.
               (i) Any interest, cash distribution, cash dividend or any non-cash distributions or dividends made on or in respect of any Collateral hereunder, shall, subject to subclause (ii) below, be delivered by the Collateral Agent to Borrower, on the date such interest, distribution or dividend is received by the Collateral Agent.
               (ii) If the cash or other property received by the Collateral Agent under the provisions of subclause (i) above qualifies as Collateral, to the extent that a transfer of such cash or other property to Borrower by the Collateral Agent would give rise to a Collateral Deficit, the Collateral Agent shall (only to the extent of any such Collateral Deficit) not make such transfer of cash or other property in accordance with this clause (i), but shall in lieu of such transfer immediately credit the amounts that would have been transferable under this clause (i) to the Collateral Account.
          (j) If at any time while this Agreement is in effect Lehman Brothers Inc. ceases to be a Securities Intermediary, Borrower or Lehman Brothers Inc. shall be entitled to designate a bank or trust company reasonably satisfactory to Lender as a successor Collateral Agent. In the event of a designation of a successor Collateral Agent, each of the parties to this Agreement agrees to take all such actions as are reasonably necessary to effect the transfer of rights and obligations of Lehman Brothers Inc. as Collateral Agent hereunder to such successor Collateral Agent, including the execution and delivery of amendments to this Agreement as shall be necessary to effect such designation and transfer.
          (k) Mark To Market.
               (i) During any period during which Collateral is required to be deposited in the Collateral Account hereunder, if at the close of trading on any Business Day, the aggregate Market Value of all Collateral so posted shall be less than the Market Value of all the outstanding Loaned Shares (a “Collateral Deficit”), Lender may, by notice to Borrower and Collateral Agent, demand that Borrower transfer to Collateral Agent, for deposit to the Collateral Account, no later than the following Business Day, additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral, shall equal or exceed the Market Value of the Loaned Shares on such Business Day of determination.
               (ii) During any period during which Collateral is required to be deposited in the Collateral Account hereunder, if at the close of trading on any Business Day, the aggregate Market Value of all Collateral so posted shall be greater than the Market Value of all the outstanding Loaned Shares (a “Collateral Excess”), Borrower may, by notice to Lender and Collateral Agent, demand that Collateral Agent transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral, after deduction of such amounts, shall thereupon be at least equal to the Market Value of the Loaned Shares on such Business Day of determination;
          provided, that with respect to clauses (i) and (ii) above, the Collateral Agent will promptly give Lender a statement setting forth the Market Value of all Collateral upon Lender’s request and Lender shall have the right to audit the Market Value of all Collateral; provided, further, that the respective rights of Lender and Borrower under clause (i) and (ii) may be exercised only where a Collateral Excess or Collateral Deficit, as the case may be, exceeds 5% of the Market Value of the outstanding Loaned Shares.
     Section 5. Loan Terminations.
          (a) Borrower may terminate all or any portion of the Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender, without any consideration being payable in respect thereof by Lender to Borrower.
          (b) Subject to Section 11 below, all outstanding Loans, if any, shall terminate on the first Business Day following the date on which this Agreement terminates pursuant to Section 15 (the “Facility Termination Date”) and all outstanding Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.

          (c) Subject to Section 11 below, if a Loan is terminated upon the occurrence of a Default as set forth in Section 10, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan as provided in Section 10.
          (d) Subject to Section 11 below, if any of the adjustments to the Maximum Number of Shares set forth in clause (e) of the definition of Maximum Number of Shares occurs and if at such date the number of Loaned Shares exceeds the Maximum Number of Shares, then such number of Loaned Shares in excess of the Maximum Number of Shares shall be delivered by Borrower to Lender without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the occurrence of such adjustment.
     Section 6. Distributions.
          (a) If at any time when there are Loaned Shares outstanding under this Agreement, Lender pays a cash dividend or makes a cash distribution in respect of all of its outstanding Common Stock, Borrower shall pay to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares), within two Business Days after the payment of such dividend or distribution, an amount in cash equal to the product of (i) the amount per share of Common Stock of such dividend or distribution and (ii) the number of Loaned Shares outstanding on the record date on which the dividend or distribution was paid.
          (b) If at any time when there are Loaned Shares outstanding under this Agreement, Lender makes a distribution in respect of all of its outstanding Common Stock (other than a distribution upon liquidation or a reorganization in bankruptcy) in property or securities, including any options, warrants, rights or privileges in respect of securities (other than a distribution of Common Stock, but including any options, warrants, rights or privileges exercisable for, convertible into or exchangeable for Common Stock) (a “Non-Cash Distribution”), Borrower shall, at its election, either (A) deliver to Lender (whether or not Borrower is a holder of any or all of the outstanding Loaned Shares) in kind, within two Business Days after the date of such Non-Cash Distribution, the property or securities so distributed in an amount (the “Delivery Amount”) equal to the product of (i) the amount per share of Common Stock of such Non-Cash Distribution and (ii) the number of Loaned Shares outstanding on the record date on which such Non-Cash Distribution was made; provided that in lieu of such delivery, Borrower may, with the prior written consent of Lender not to be unreasonably withheld or delayed, deliver to Lender an amount of cash equal to the market value of the Delivery Amount, as determined by Borrower in good faith using commercially reasonable means, or (B) treat such Non-Cash Distribution as additional Loaned Shares in an amount equal to the product of (x) the per Common Share amount of such Non-Cash Distribution and (y) the aggregate number of outstanding Loaned Shares outstanding on the record date on which such Non-Cash Distribution was made, and the definition of “Loaned Shares” shall be deemed to be modified to include the per Common Share kind and amount of such Non-Cash Distribution.

     Section 7. Rights in Respect of Loaned Shares.
          Except as otherwise provided in this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower, insofar as it is the record owner of Loaned Shares, shall have all of the incidents of ownership in respect of any such Loaned Shares until such Loaned Shares are required to be delivered to Lender in accordance with the terms of this Agreement, including the right to transfer the Loaned Shares to others. Borrower agrees that it or any of its affiliates that are the record owner of any Loaned Shares will not vote or provide any consent or take any similar action with respect to such Loaned Shares on any matter submitted to a vote of Lender’s shareholders.
     Section 8. Representations and Warranties.
          (a) Each of Borrower and Lender represent and warrant to the other that:
               (i) it has full power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder;
               (ii) it has taken all necessary action to authorize such execution, delivery and performance;
               (iii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and
               (iv) the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its constitutive documents, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound, except, in the case of each of clauses (C) and (D), for any such violation, contravention or default that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of it and its subsidiaries taken as a whole.
          (b) Lender represents and warrants to Borrower, as of the date hereof and as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, that the Loaned Shares and all other outstanding shares of Common Stock of Lender have been duly authorized and, upon the issuance (where necessary) and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, the Loaned Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and will conform to the description thereof in any prospectus or prospectus supplement prepared by or on behalf of Lender relating to any sale of Loaned Shares by Borrower or its affiliates; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.
          (c) Lender represents and warrants to Borrower, (i) as of the date hereof, and as of the date any Loaned Shares are transferred to Borrower in respect of the Loan hereunder, that the outstanding shares of Common Stock are listed on the Nasdaq Global Market (the “Exchange”) and (ii) as of the date the Loaned Shares are transferred to Borrower in respect of the Loan hereunder, that the Loaned Shares have been approved for listing on the Exchange, subject to official notice of issuance.
          (d) Borrower represents to Lender that it has, or at the time of transfer to the Collateral Agent shall have, the right to grant to Collateral Agent, and that Collateral Agent shall acquire, a continuing first priority security interest in the Collateral, if any.
          (e) Lender represents and warrants to Borrower, as of the date any Loaned Shares are transferred to Borrower in respect of any Loan hereunder, (i) Lender is not and will not be rendered as a result of such transfers, “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”)) (ii) Lender is not engaged in, and is not about to engage in, a business or transaction for which it has unreasonably small capital, (iii) Lender does not intend to incur, and does not believe it would incur, debts beyond its ability to pay as such debts mature, and (iv) Borrower would be able to purchase the Maximum Number of Shares in compliance with the corporate law of Lender’s jurisdiction of incorporation.
          (f) Lender represents to Borrower that Lender is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and is classified as a corporation for United States federal income tax purposes.
          (g) The representations and warranties of Borrower and Lender under this Section 8 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination for any reason of this Agreement.
     Section 9. Covenants.
          (a) Borrower covenants and agrees with Lender that it will not transfer or dispose of any Loaned Shares initially transferred to Borrower by Lender as a Loan hereunder of which it is the record owner except pursuant to a registration statement that is effective under the Securities Act; provided that Borrower may transfer any such Loaned Shares to any of its affiliates without a registration statement so long as such affiliate transferee does not transfer or dispose of such Loaned Shares to any non-affiliated transferee except pursuant to a registration statement that is effective under the Securities Act.
          (b) Each of Borrower and Lender agrees and acknowledges that Borrower has represented to Lender that it is a “financial institution,” “swap participant” and/or “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that each Loan under this Agreement is intended to be (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined Section 101(54) of the Bankruptcy Code, and (B) that it is intended that the Borrower shall be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

          (c) Upon the request of Borrower, Lender shall promptly provide Borrower a written confirmation of its Outstanding Shares as of the date of such request. The “Outstanding Shares” as of any day is the number of shares of Common Stock outstanding on such day, including all outstanding Loaned Shares; provided, that as of any date, for purposes of calculating Outstanding Shares as of the date of the request, such number shall be adjusted as set forth in clauses (a) and (b) of the definition of “Maximum Number of Shares” above, to the same extent Shares are adjusted therein, and only to the extent that any of the events listed in such clauses (a) and (b) have occurred between the date of the immediately preceding request and such date.
     Section 10. Events of Default.
          (a) All Loans, and any further obligations to make Loans under this Agreement, may, at the option of Lender by a written notice to Borrower, which option shall be deemed exercised even if no notice is given immediately on the occurrence of an event specified in Section 10(a)(iii) or Section 10(a)(iv) below, be terminated (i) immediately on the occurrence of any of the events set forth in Section 10(a)(iii) or Section 10(a)(iv) below and (ii) two Business Days following such notice on the occurrence of any of the other events set forth below (each, a “Default”):
               (i) Borrower fails to deliver Loaned Shares to Lender as required by Section 5;
               (ii) Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 6;
               (iii) the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, receivership, compromise, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Borrower, or of all or a substantial part of its property; or the making by Borrower of a general assignment for the benefit of creditors; or the admission by Borrower in writing of its inability to pay its debts as they become due;
               (iv) the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of its property or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and continuance of any such event for 60 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;
               (v) Borrower fails to provide any indemnity as required by Section 13;
               (vi) Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder;
               (vii) Any representation made by Borrower under this Agreement in connection with the Loan hereunder shall be incorrect or untrue in any material respect during the term of the Loan hereunder or Borrower fails to comply in any material respect with any of its covenants under this Agreement; or
               (viii) Borrower fails to deliver Collateral to the Collateral Agent as and when required by Section 4.
     Section 11. Right to Extend; Lender’s Remedies.
          (a) Notwithstanding anything to the contrary herein, if (i) Lender terminates all or a portion of the Loan pursuant to Section 10, or (ii) all outstanding Loans terminate pursuant to Section 5 and, in any such case, on the date on which the related Loaned Shares are due to Lender the purchase of Common Stock in an amount equal to all or any portion of the number of Loaned Shares to be delivered to Lender in accordance with Section 5 shall (A) be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject (including rules or codes of conduct generally applicable to members of any self regulatory organization of which Borrower is a member or to the regulation of which it is subject (whether or not such rules or codes of conduct are imposed by law or have been voluntarily adopted by Borrower)) or would be unadvisable if Borrower or its affiliate were to effect such purchases of Loaned Shares as if Borrower or its affiliate, as the case may be, were Lender or an affiliated purchaser of Lender while remaining in compliance with such law, rules, regulations or codes of conduct, (B) violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (C) require the prior consent of any court, tribunal or governmental authority prior to any such repurchase, (D) subject Borrower or its affiliate making such repurchase or borrow, in its commercially reasonable judgment exercised in good faith, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act), or (E) be commercially impracticable, in the reasonable judgment of Borrower, in the time period required by Section 5 (each of (A), (B), (C), (D) and (E), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon Borrower’s obligations under Section 5 shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). If Repayment Suspension is in connection with the Lender terminating all or a portion of the Loan pursuant to Section 10, then upon notification of a Repayment Suspension and for so long as the Repayment Suspension shall continue, Lender shall have the right, exercisable in its sole discretion, to direct the Collateral Agent to, and the Collateral Agent upon receipt of the of the written request of Lender shall, release to Lender an amount of Collateral, if any, with a Market Value equal to the Market Value of all (or such fewer number as Lender may specify) of the Loaned Shares that are the subject of the Loan termination and Repayment Suspension, whereupon the Borrower’s obligation to return such number of Loaned Shares to the Lender shall automatically be extinguished. Following the occurrence of and during the continuation of any Repayment Suspension, Borrower and Borrowing Agent shall use their commercially reasonable efforts to remove or cure the Legal Obstacle as soon as reasonably practicable; provided that Lender shall promptly reimburse all costs and expenses (including of legal counsel to Borrower) incurred or, at Borrower’s election, provide adequate surety or guarantee for any such costs and expenses that may be incurred by Borrower, in each case in removing or curing such Legal Obstacle, except that if the Repayment Suspension is in connection with the Lender terminating all or a portion of the Loan pursuant to Section 10, Lender shall not be obligated to reimburse such costs and expenses. Notwithstanding anything else in this Agreement, if as a result of complying with Section 5, Borrower would beneficially own more than 9.0% of the shares of Common Stock outstanding at such time, then Borrower shall be permitted to extend the delivery due date for all or a portion of the corresponding delivery obligation to permit Borrower to return, as promptly as reasonably practicable but subject to applicable law, regulation or policy, such Loaned Shares through one transaction or a series of transactions without causing Borrower to become, directly or indirectly, a beneficial owner of more than 9.0% of the shares of Common Stock outstanding at such time. If Borrower is unable to remove or cure the Legal Obstacle within 20 Business Days of the termination of the Loan by Lender under Section 10 or the termination of the Loan under Section 5(b), then Borrower shall, upon the written request of Lender, pay to Lender, in lieu of the delivery of Loaned Shares in accordance with Section 5, an amount in immediately available funds (the “Replacement Cash”) equal to the product of the Price and the number of Loaned Shares otherwise required to be delivered. Such payment will be made by Borrower, and Borrower shall notify Lender of the Price and expected date of such payment, as soon as practicable after the determination of the Price by Borrower pursuant to the terms of this Agreement.
          (b) Upon the termination of all or a portion of the Loan by Lender under Section 10, Borrower may, with the prior consent of Lender (which consent may be withheld at Lender’s sole discretion), in lieu of the delivery of Loaned Shares to Lender in accordance with Section 5(c) pay to Lender, Replacement Cash equal to the product of the Price and the number of Loaned Shares otherwise required to be delivered. Such payment will be made by Borrower, and Borrower shall notify Lender of the Price and expected date of such payment, as soon as practicable after the determination of the Price by Borrower pursuant to the terms of this Agreement.
          (c) If Borrower shall fail to deliver Loaned Shares to Lender pursuant to Section 5 when due or shall fail to pay the Replacement Cash to Lender when due in accordance with Section 11(a) or Section 11(b) above, then, in either case, in addition to any other remedies available to Lender under this Agreement or under applicable law, Lender shall have the right (upon prior written notice to Borrower) to (i) purchase a like number of shares of Common Stock (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner; (ii) sell any Collateral in the principal market for such Collateral in a commercially reasonable manner; and (iii) apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Shares and any amounts due to Lender under this Agreement; provided that if any Repayment Suspension or failure to deliver shall exist and be continuing, Lender may not exercise its right to purchase Replacement Shares unless Borrower shall fail to deliver the Loaned Shares or to pay the Replacement Cash, as applicable, to Lender when due in accordance with Section 11(a) or Section 11(b) above. To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of Replacement Shares (plus all other amounts, if any, due to Lender hereunder), all of which shall be due and payable within three Business Days of notice to Borrower by Lender of the aggregate purchase price of the Replacement Shares. The purchase price of Replacement Shares purchased under this Section 11(c) shall not include broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase unless none of Borrower or any of its affiliates is able to act as a broker with respect to such purchases. In the event Lender exercises its rights under this Section 11, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Shares, to be deemed to have made such purchase of Replacement Shares for an amount equal to the Closing Price of Common Shares on the date Lender elects to exercise this remedy. Upon the satisfaction of all Borrower’s obligations hereunder, any remaining Collateral shall be returned to Borrower.
     Section 12. Transfers.
          (a) All transfers of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such financial assets to Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting of such Loaned Shares to Lender’s Designated Account. All transfers of Collateral to the Collateral Agent by Borrower shall be made by crediting the Collateral Account. In every transfer of “financial assets” (within the meaning of Section 8-102 of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any applicable foreign law or regulation that is applicable to such transfer.
          (b) All transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.
          (c) A transfer of securities or cash may be effected under this Section 12 on any day except (i) a day on which the transferee is closed for business at its address set forth in Section 16 or (ii) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.
     Section 13. Indemnities.
          (a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (and losses relating to Borrower’s market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) under the Exchange Act, including without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith or with respect to this Agreement) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 8 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement.
          (b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 8 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.
          (c) In case any claim or litigation which might give rise to any obligation of a party under this Section 13 (each, an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 13. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided, that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.
          (d) An Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 13 without the written consent of the Indemnifying Party.
     Section 14. Netting and Set Off.
          Lender shall not net or set off its obligations, if any, arising under the Loan against its rights against Borrower arising under any other transaction or instrument. Borrower shall not net or set off its obligations, if any, arising under any Loan against its rights against Lender arising under any other transaction or instrument.

     Section 15. Termination of Agreement.
          (a) This Agreement shall terminate on the earliest of (i) July 13, 2013, (ii) the date as of which Lender has notified Borrower in writing of its intention to terminate this Agreement at any time after the entire principal amount of Convertible Securities, if any, ceases to be outstanding, whether as a result of conversion, redemption, repurchase, cancellation or otherwise, (iii) at any time by the written agreement of Lender and Borrower, (iv) at the option of Lender, upon the occurrence of a Default of Borrower and (v) upon termination of the Underwriting Agreement without issuance of the Convertible Securities.
          (b) Unless otherwise agreed in writing by Borrower and Lender, the provisions of Section 13 shall survive the termination of this Agreement.
     Section 16. Notices.
          (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.
          (b) All such notices and other communications shall be directed to the following address:
If to Borrower or Borrowing Agent to:
Lehman Brothers Inc.
745 7th Avenue
New York, NY 10019
Attention: Equity-Linked & Hybrid Solutions Group
If to Lender to:
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, MA 01752
Attention: Michael El-Hillow, Chief Financial Officer
          (c) In the case of any party, at such other address as may be designated by written notice to the other parties.
     Section 17. Governing Law; Submission To Jurisdiction; Severability.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.
          (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS

OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.
     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (c) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.
     Section 18. Counterparts.
          This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.
     Section 19. Amendment.
          No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.
     Section 20. Delivery of Shares.
          Notwithstanding anything to the contrary herein, Borrower may, by prior notice to Lender, satisfy its obligation to deliver any shares of Common Stock or other securities on any date due under the terms of this Agreement (an “Original Delivery Date”) by making separate deliveries of shares of Common Stock or such other securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of shares of Common Stock and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
     Section 21. Registration Provisions.
          The Sale of the Maximum Number of Shares on or around the Closing Date shall be registered under the Securities Act consistent with the terms of the Underwriting Agreement. The relevant registration statement with respect to such Loaned Shares shall continue to be effective until such time as the Maximum Number of Shares have been sold. If, following the Loan hereunder and registration of the Loaned Shares in respect of the Loan, in the reasonable opinion of outside counsel to Borrower, the sale of any Shares purchased by Borrower in the open market would require registration under the Securities Act, Lender shall register such sale in a form and manner reasonably satisfactory to Borrower, and shall enter into an underwriting agreement substantially in the form of the Underwriting Agreement and shall afford Borrower and its representatives and agents and opportunity to conduct an appropriate “due diligence” investigation to Borrower’s reasonable satisfaction, all at the expense of Lender. In no event shall this Section 21 require Lender to register shares of Common Stock in excess of the Maximum Number of Shares.

          IN WITNESS WHEREOF, the parties hereto to have executed this Agreement as of the date and year first above written.

EVERGREEN SOLAR, INC.,		LEHMAN BROTHERS INTERNATIONAL (EUROPE),
as Lender		as Borrower

By: Name:	/s/ Michael El-Hillow Michael El-Hillow	By: Name:	/s/ Bruce Railton Bruce Railton
Title:	Chief Financial Officer and Secretary	Title:	Authorised Signatory

LEHMAN BROTHERS INC.,
as Borrowing Agent

		By:	/s/ Arlene Salmonson

		Name:	Arlene Salmonson
		Title:	Vice President

Share Lending Agreement

Exhibit A
Form of Guarantee
     See attached.